SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                              (AMENDMENT NO.  )

Filed  by  the  Registrant  [X]

Filed  by  a  Party  other  than  the  Registrant  [_]

Check  the  appropriate  box:

[_]   Preliminary Proxy Statement    [_]  CONFIDENTIAL, FOR USE OF THE
                                          COMMISSION  ONLY  (AS  PERMITTED  BY
[X]   Definitive  Proxy  Statement        RULE 14C-5(D)(2))

[_]   Definitive  Additional  Materials

[_]   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                        RESMED INC.
               (Name of Registrant as Specified In Its Charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]       No  fee  required.

[_]       $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
or  Item  22(a)(2)  of  Schedule  14A.

[_]       $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).

[_]         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

(1)          Title  of  each class of securities to which transaction applies:
(2)          Aggregate  number  of  securities  to  which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)          Proposed  maximum  aggregate  value  of  transaction:
(5)          Total  fee  paid:

[_]          Fee  paid  previously  with  preliminary  materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)          Amount  Previously  Paid:
(2)          Form,  Schedule  or  Registration  Statement  No.:
(3)          Filing  Party:
(4)          Date  Filed:

Notes:

Dear  Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ResMed Inc, at 3.00p.m. local time, on Friday, November 6, 1998 at the KPMG Boardroom, Level 27, 45 Clarence Street, Sydney, Australia.

This is the first time since 1994 that the Annual Meeting has been held in Australia. The location was chosen in order to give our many Australian stockholders an opportunity to get an update on the Company's activities, as well as to highlight the Company's new 120,000 square foot facility in Sydney, due for completion in January 1999. The Company's principal executive offices are located at 10121 Carroll Canyon Road, San Diego, California 92131.

Information about the business of the meeting and the nominees for election as directors of the Company are set forth in the Notice of Meeting and the Proxy Statement, which are attached. This year you are asked to elect a Director of the Company, to amend the Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 15,000,000 to 50,000,000 and to effect a two-for-one stock split, and to ratify the selection of independent auditors for fiscal year 1999.



Very  truly  yours,



Peter  C.  Farrell
President

                                  RESMED INC
                            _____________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 6, 1998
                            _____________________


The Annual Meeting of Stockholders of ResMed Inc. will be held at the at the KPMG Boardroom, Level 27, 45 Clarence Street, Sydney, Australia on Friday, November 6, 1998, at 3.00p.m. local time for the following purposes:

1.          To  elect  a  director,  to  serve  for  a  three  year  term;
2. To amend the Certificate of Incorporation of the Company to (i) effect a two-for-one stock split of the outstanding shares of the Company's Common Stock and (ii) increase the number of authorized shares of the Company's Common Stock, par value of $0.004 per share, from 15,000,000 to 50,000,000 shares;
3. To ratify the selection of auditors to examine the consolidated financial statements of the Company for the fiscal year ending June 30, 1999; and
4. To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a more complete description of the matters to be considered at the meeting. Only stockholders of record at the close of business on September 8, 1998 will be entitled to notice of, and to vote at, the 1998 Annual Meeting and any adjournment thereof.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, please sign, date and return your proxy form in the enclosed envelope as promptly as possible. This will not prevent you from voting your shares in person if you attend, but will make sure that your shares are represented in the event that you cannot attend.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO UNITED STATES POSTAGE.


By  Order  of  the  Board  of  Directors,




Walter  Flicker
Secretary
Dated:  September  25,  1998

                                 RESMED  INC
                            _____________________

                               PROXY STATEMENT
                            _____________________

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 6, 1998

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of ResMed Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held at 3.00p.m. on Friday, November 6, 1998 at the KPMG Boardroom, Level 27, 45 Clarence Street, Sydney, Australia (the "meeting") for the following purposes:

1.          To  elect  a  director,  to  serve  for  a  three  year  term;
2. To amend the Certificate of Incorporation of the Company to (i) effect a two-for-one stock split of the outstanding shares of the Company's Common Stock and (ii) increase the number of authorized shares of the Company's Common Stock, par value of $0.004 per share, from 15,000,000 to 50,000,000 shares;
3. To ratify the selection of auditors to examine the consolidated financial statements of the Company for the fiscal year ending June 30, 1999; and
4. To transact such other business as may properly come before the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors received by the Company prior to or at the Annual Meeting will be voted at the Annual Meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders of the Company on or about October 2, 1998. The Company's Annual Report to Stockholders for 1998 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. In addition, the Company's Annual Report to the Securities and Exchange Commission on Form 10K is available from the Secretary of the
Company.    The  cost  of  soliciting  proxies  will be borne by the Company.
Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, facsimile and personal interview. The Company may also request brokerage firms and other nominees or fiduciaries to forward copies of the proxy soliciting material and the 1998 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING  SECURITIES  AND  VOTING  RIGHTS

Holders of the Company's Common Stock of record as of the close of business on September 8, 1998 (the "record date") are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 7,326,873 shares of Common Stock, the holders of which are entitled to one vote per share.

In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Company entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e. shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares represented at the meeting for purposes of determining a quorum.

COMMON  STOCK  OWNERSHIP  OF  PRINCIPAL  STOCKHOLDERS  AND  MANAGEMENT

The  following  table  shows  the  number  of shares of Common Stock which, according to information supplied to the Company, are beneficially owned as of the record date by (i)
each  director of the Company (and director nominees), (ii) the Chief Executive Officer,
(iii)  each  of  the Named Officers as defined on page 5, (iv) each beneficial holder of more  than  five  percent  of  the  outstanding  common  stock and (v) by all directors, nominees  and executive officers of the Company as a group.  As used herein, "beneficial ownership"  means  the  sole  or  shared  power  to  vote, or to direct the voting of, a security,  or  the  sole or shared investment power with respect to a security (i.e. the power  to dispose of, or to direct the disposition of, a security).  A person is deemed, as  of  any date, to have "beneficial ownership" of any security that the person has the right  to  acquire  within  60  days  after  that  date.



                                                              Amount and
                                                              Nature of
                                                              Beneficial     Percent of
Name of Beneficial Owner                                      Ownership(1)   Class

William Blair & Company L.L.C                                 1,214,000 (2)        16.6%
222 West Adams Street
Chicago IL 60606

AMVESCAP PLC                                                     725,000(3)         9.9%
11 Devonshire Square
London EC2M 4YR
United Kingdom

Fleet Financial Group, Inc.                                     505,000 (4)         6.9%
1 Federal Street
Boston MA 02110

Peter C. Farrell
c/o ResMed Inc                                                   486,940(5)         6.6%
10121 Carroll Canyon Road
San Diego CA 92131-1109

Christopher G. Roberts                                           112,500(6)         1.5%
Gary W. Pace                                                      56,333(7)         0.8%
Michael A. Quinn                                                  24,000(8)         0.3%
Donagh McCarthy                                                   14,000(9)         0.2%
Walter Flicker                                                   75,867(10)         1.0%
Norman A DeWitt                                                  42,000(11)         0.6%
Victor Yerbury                                                       7,000          0.1%

All executive officers and directors as a group (14 persons)    889,706(12)        12.1%


(1)     Except for the information based on Schedules 13G and Technimetrics, Inc. Report
6/30/98  as  indicated  in the footnotes hereto, beneficial ownership is as stated as of
September 8, 1998 and includes shares subject to options which are exercisable within 60 days  after  September  8,  1998.

-2-

(2)      Based on Technimetrics, Inc. Report 6/30/98 and a Schedule 13G filed by William
Blair  &  Company  L.L.C,  William  Blair  has  sole  dispositive  and  voting power and beneficial  ownership  over  these  shares.
(3)       Based on Technimetrics, Inc. Report 6/30/98 and Schedule 13G filed by AMVESCAP
PLC  which has shared voting and dispositive power over these shares with certain of its wholly-owned  subsidiaries.
(4)        Based on Technimetrics, Inc. Report 6/30/98 and a Schedule 13G filed by Fleet
Financial  Group,  Inc.  which has shared voting and dispositive power over these shares with  certain  of  its  wholly-owned  subsidiaries.
(5)       Includes 12,000 shares of Common Stock which may be acquired upon the exercise of  options.
(6)       Includes 1,450 shares held by his wife, 95,550 shares held of record by Cabbit
Pty  Ltd and 8,500 shares held by Acemed Pty Ltd, two Australian corporations controlled by Dr Roberts and his wife.  Includes 7,000 shares of common stock which may be acquired upon  the  exercise  of  options.
(7)     Includes 8,500 shares of common stock which may be acquired upon the exercise of options.
(8)     Includes 8,500 shares of common stock which may be acquired upon the exercise of options.
(9)       Includes 11,000 shares of common stock which may be acquired upon the exercise of  options.
(10)          Includes  30,000  shares held by his wife, 20,000 shares held of record by
NewFolk  Pty  Ltd,  an  Australian  corporation  controlled by Mr Flicker and his wife.
Includes  5,867  shares  of  common  stock  which  may  be acquired upon the exercise of options.
(11)     Includes 20,833 shares held by his wife.  Includes 8,167 shares of common stock which  may  be  acquired  upon  the  exercise  of  options.
(12)          Includes, in addition to the shares described in notes 5 through 11 above,
43,168  shares  of  Common  Stock  which may be acquired upon the exercise of options by executive  officers  not named in the table. Excludes shares owned by Victor Yerbury who resigned  on  July  1,  1998.


The information presented is based upon the knowledge of management and, in the case of the named individuals, upon information furnished by them.


EXECUTIVE  OFFICERS

The  executive  officers  of  the  Company,  as  at  September  8,  1998,  are:



Name                   Age  Position

Peter C Farrell         56  President and Chief Executive Officer
Christopher G Roberts   44  Executive Vice President
Mark Abourizk           41  General Counsel
Michael Berthon-Jones   46  Vice President, Clinical Research
David D'Cruz            40  Vice President, Quality Assurance and Regulatory Affairs
Norman W DeWitt         48  Vice President, U.S Marketing
Walter Flicker          43  Vice President, US Operations and Secretary
Michael D Hallett       40  Vice President, Advanced Products
William A Nicklin       46  Vice President, Manufacturing
Adrian M Smith          34  Vice President, Finance
Jonathan C Wright       48  Vice President, Corporate Marketing


For a description of the business background of Doctor Farrell and Doctor Roberts, see "Matters to be Acted Upon/Election of Directors".

Mr Abourizk joined the Company as General Counsel in July 1995. From June 1993 to June 1995, Mr Abourizk managed the Sydney office of Francis Abourizk Lightowlers a legal partnership specializing in intellectual property matters.
 From March 1989 to May 1993 Mr Abourizk was Deputy Manager of Sirotech Legal Group, a technology transfer company. During the period from March 1986 to February 1989, Mr Abourizk became a Senior Associate in the Intellectual
Property Group of an Australian national law firm, Corrs Pavey Whiting & Byrne. Mr Abourizk received B.Sc. (Hons) and LL.B. degrees from Monash University and Graduate Diploma in Intellectual Property from the University of Melbourne. Mr Abourizk is admitted to practice before the High Court of Australia, the Supreme Court of Victoria (Barrister and Solicitor) and the Supreme Court of New South Wales (Solicitor).

Dr Berthon-Jones has been Vice President, Clinical Research of the Company since July 1994. From July 1988 to June 1994, he was a research scientist at the David Read Laboratory at the University of Sydney. During 1988, Dr Berthon-Jones was a self-employed software consultant. From July 1985 until June 1988, he was a senior research officer at the University of Sydney Department of Physiology. Dr Berthon-Jones holds M.D. and Ph.D degrees from the University of Sydney.

Mr D'Cruz has been Vice President, Quality Assurance and Regulatory Affairs since September 1996. From May 1994 until September 1996, he served as Director of Quality Assurance of the Company. From March 1990 to April 1994, he worked in the Company's Electronic Product Development department. From January 1989 to February 1990, he was employed at Royal Prince Alfred Hospital to research the effects of surgery on the Vestibular Occular Reflex. From April 1979 to February 1988 he was employed at Digital Equipment Corporation as a hardware/software engineer. Mr D'Cruz holds a B.E. in Electronics from Curtin University, Western Australia and a Master's in Biomedical Engineering from the University of New South Wales.

Mr DeWitt has been Vice President, US Marketing since August 1997 and was previously Vice President US Operations from October 1994. From November 1990 to September 1994, he was an attorney in private practice in Minneapolis, Minnesota, most recently affiliated with the financial management advisory firm of Steven, Foster & Co., Inc. and as a consultant to the Company. Prior thereto, Mr DeWitt held positions both as an attorney and senior manager with Westlun Companies, Inc., a real estate construction firm, from March 1988 to October 1990. Mr DeWitt holds a B.A. from Amherst College, a J.D. from the University of Minnesota Law School and a L.L.M. from William Mitchell College of Law.

Mr Flicker was appointed Vice President, US Operations in August 1997. Prior to his appointment Mr Flicker was Vice President, Corporate Development since February 1995. From December 1989 until February 1995 he served as Vice President, Finance of the Company and has served as Secretary of the Company since August 1990. From July 1989 to November 1989, he was an engineering consultant with Bio-Agrix Pty Ltd., a biomedical engineering consulting
company.    From  July  1988  to  June  1989,  Mr  Flicker  served as Business
Development Manager at Baxter Center for Medical Research Pty Ltd, a subsidiary of Baxter International, Inc. From July 1984 to July 1988, Mr Flicker served as Executive Director of the Medical Engineering Research Association, an Australian biomedical industry association. Mr Flicker holds a B.E. with Honors in mechanical engineering and a Master's in Biomedical Engineering from the University of New South Wales.

Dr Hallett has been Vice President, Advanced Product Development since August 1997. From January 1996 to July 1997 Dr Hallett was Vice President, Technology and New Business and from January 1993 to December 1995 was Vice President
European Operations. From July 1989 to December 1992, he was a Baxter Visiting Research Fellow-Biomedical Engineering at the University of New South Wales. From October 1986 to June 1989, Dr Hallett was a research engineer at the Baxter Center for Medical Research, Sydney, Australia. Dr Hallett received a B.E. in Chemical and Materials Engineering from the University of Auckland, and a Master's and Ph.D. in Biomedical Engineering from the University of New South Wales.

Mr Nicklin has been Vice President, Manufacturing of the Company since January 1990. From October 1987 to November 1989, he served as the Manufacturing Director of Valuca Pty Ltd, a manufacturer of small electrical appliances. From November 1989 to January 1990, Mr Nicklin was a consultant to Hanimex, a manufacturer of photographic products. Mr Nicklin holds a certificate in mechanical engineering.

Mr Smith has been Vice President, Finance since February 1995. From January 1986 through January 1995, Mr Smith was employed by Price Waterhouse specializing in the auditing of listed public companies in the medical and scientific field. Mr Smith holds a Bachelor of Economics from Macquarie University and is a Certified Chartered Accountant.

Dr Wright has been Vice President, Marketing of the Company since June 1994. From October 1991 to May 1994, he was New Business Development Manager at Johnson and Johnson Medical Pty Ltd, a subsidiary of Johnson and Johnson, Inc.
 From September 1988 to September 1991, Dr Wright was a Project Manager at Sirotech Ltd, a technology transfer company. From May 1987, Dr Wright was a Senior Project Leader at Vaso Products, a subsidiary of Bellara Medical Products Ltd, Australia, a manufacturer of vascular devices. Dr Wright received a B.Sc. degree from the University of NSW, a Ph.D. from the University of Sydney, and a Graduate Diploma (Marketing) from the University of Technology, Sydney.


EXECUTIVE  COMPENSATION

The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended June 30, 1998, 1997 and 1996 of those persons who were at June 30, 1998 (i) the chief executive officer of the Company, (ii) one of the four other most highly compensated executive officers of the Company whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 1998 fiscal year (collectively, the "Named Officers").


                                Summary Compensation Table

                                                              Long Term
                                                              Compensation
                                      Annual Compensation     Awards Payouts

                                                              Securities    All Other
                                                              Underlying    Compensation
Name and Principal Position     Year  Salary ($)  Bonus ($)   Options      ($)(1)


Peter C Farrell                 1998  214,500     157,873       7,500         4,750
President and                   1997  197,004      42,959           -           710
Chief Executive Officer         1996  191,505      61,804       7,500         5,362

Christopher G Roberts           1998   94,629      72,323       4,000        19,364
Executive Vice President        1997   99,072      23,362           -        28,774
                                1996   43,418      37,978       4,000        88,444

Victor Yerbury                  1998   88,642      54,087       1,000         5,355
Vice President, Operations      1997  103,495      14,391           -         7,663
ResMed Limited (2)              1996   98,265           -       3,000         5,405

Norman W DeWitt                 1998  102,550      43,242       2,500         3,948
Vice President, US Marketing    1997   97,500      22,500           -             -
                                1996   95,000      17,569       3,500         2,944

Walter Flicker                  1998   84,473      27,308       3,500         7,103
Vice President, US Operations
and Secretary (3)


(1)          These  include  pension  plan  payments  made  in  lieu  of  salary.
(2)          Mr  Yerbury  resigned  on  July  1,  1998.
(3) Compensation for Mr Flicker for fiscal years ending June 30, 1996 and 1997 did not exceed $100,000.

STOCK  OPTIONS


                                             Option Grants in Last Fiscal Year

                                                     Individual Grants

                       Number of      % of Total                                  Potential Realizable Value at
                       Securities     Options                                     Assumed Annual Rates of
                       Underlying     Granted to    Exercise or                   Stock Price Appreciation for
                       Options        Employees in  Base Price                         Option Term (2)
Name                   Granted (1)    Fiscal Year   ($/Sh)       Expiration Date     5%         10%

Peter C Farrell         7,500           3.0%      $  24.00       August 5, 2007    $  99,239     $  244,431
Christopher G Roberts   4,000           1.6%         24.00       August 5, 2007       52,928        130,363
Victor Yerbury          1,000           0.4%         24.00       August 5, 2007       13,232         32,591
Norman W DeWitt         2,500           1.0%         24.00       August 5, 2007       33,080         81,477
Walter Flicker          3,500           1.4%         24.00       August 5, 2007       46,312        114,068

(1)          Options granted under the Company's 1995 Option Plan (the "Plan") are exercisable starting 12 months after the grant  date,  with  33% of the shares covered thereby becoming exercisable at that time and an additional 33% of the option shares  becoming exercisable on each successive anniversary date, with all option shares exercisable beginning on the third
anniversary  date.   Under the terms of the Plan, this exercise schedule may be accelerated in certain specific situations.

(2)     Assumed annual rates of stock appreciation for illustrative purposes only.  Actual stock prices will vary from time to  time based upon market factors and the Company's financial performance.  No assurance can be given that such rates will be  achieved.


The following table sets forth information concerning the stock option exercises by the Chief Executive Officer and Named Officers during the fiscal year ended June 30, 1998 and the unexercised stock options held at June 30, 1998 by the named officers.

                         Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values


                                                      Number of Securities
                                                     Underlying Unexercised        Value of Unexercised In-the
                       Shares Acquired    Value         Options at FY-End           -Money Options at FY-End
Name                   on Exercise (#)   Realized  Exercisable   Unexercisable  Exercisable (1)  /  Unexercisable

Peter C Farrell                  -            -     9,500         10,000         $ 301,620         $ 234,750
Christopher G Roberts            -            -     5,667          5,333         $ 181,610         $ 125,190
Victor Yerbury                   -            -     8,000          2,000         $ 265,800         $  50,780
Norman W DeWitt                  -            -     7,333          3,667         $ 240,970         $  88,000
Walter Flicker                   -            -     4,700          4,500         $ 151,752         $ 104,680





(1)      Represents the amount by which the closing sales price of the Company's common stock on the Nasdaq Stock Market on
June  30,  1998  ($45.563  per  share) multiplied by the number of shares to which the options apply exceeded the aggregate exercise  price  of  such  options.

                     REPORT OF THE COMPENSATION COMMITTEE

INTRODUCTION

Decisions regarding compensation of the Company's executives generally are made based on recommendations by the Compensation Committee, which is composed of two independent outside directors. The Compensation Committee decisions on compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by Messrs Donagh McCarthy and Michael A Quinn in their capacity as members of the Board's Compensation Committee addressing the Company's compensation policies for fiscal year 1998 as they affected executive officers of the Company, including the Chief Executive Officer and the Named Officers.

GENERAL  PHILOSOPHY

The Compensation Committee reviews and determines salaries, bonuses and all other elements of the compensation packages offered to the executive officers of the Company, including its Chief Executive Officer, and establishes the general compensation policies of the Company.

The Company desires to attract, motivate and retain high quality employees who will enable the Company to achieve its short and long term strategic goals and
values.    The  Company  participates  in  a  high-growth  environment  where substantial competition exists for skilled employees. The ability of the Company to attract, motivate and retain high caliber individuals is dependent in large part upon the compensation packages it offers.

The Company believes that its executive compensation programs should reflect the Company's financial and operating performance. In addition, individual contribution to the Company's success should be supported and rewarded.

The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993.
 Under the law, income tax deductions of publicly-traded companies in tax years beginning on or after January 1 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute-payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply
to  payments  which  qualify  as  "performance-based".    To  qualify  as
"performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the compensation committee must certify that the performance goals were achieved before payments can be made.

The Committee intends to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." The Company may, however, pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual profit sharing bonus based on overall Company performance and a component providing the opportunity to earn stock options linking the employee's long-term financial success to that of the stockholders.

COMPENSATION

Base  Salary

Officers are compensated with salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. In addition, the Company utilizes industry compensation surveys in determining compensation. The primary level of compensation is based on a combination of years of experience and performance. The salary of all officers is reviewed annually in June with the amount of the increases (which take effect the following July) based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance.

In fiscal year 1998, the Board approved salary increases for the named officers as follows:

Peter  C  Farrell           9%
Christopher  G  Roberts    10%
Victor  Yerbury             0%
Norman  DeWitt              5%
Walter  Flicker             0%

Profit  Sharing  Bonus

The second compensation component is a profit sharing program under the Company's Profit Sharing Bonus Plan. Bonuses are primarily based on the
Company's annual financial performance and secondarily on the performance of the individual. Bonuses generally range from zero to 60% of base salary. The measures of annual financial performance used in determining the amount of bonuses include sales growth and earnings growth.

Stock  Options

The third major component of the officer's compensation consists of stock options. The primary purpose of granting stock options is to link the officers' financial success to that of the stockholders of the Company. The exercise price of stock options is determined by the Compensation Committee at the time the option is granted, but generally may not be less than the prevailing market price of the Company's Common Stock as of the date of grant.
 Options become exercisable commencing a minimum of twelve months from the date of grant and are exercisable for a maximum period of 10 years, as determined by the Compensation Committee.

Stock options were issued to Officers of the Company during fiscal year 1998 in accordance with the provisions of the Company's 1995 Option Plan.

CEO  COMPENSATION

The compensation of Dr Farrell is based upon the performance of the Company and the important role Dr Farrell plays within the Company as its founder, President and Chief Executive Officer, as a member of the Boards of the Company's principal subsidiaries and as an active participant in new product and corporate development.

Compensation  Committee  of  the  Company's  Board  of  Directors:
Donagh  McCarthy  (Chairman)
Michael  A  Quinn
Dated:  September  8,  1998

The above report of the Compensation Committee will not be deemed to be incorporated by reference to any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

The Compensation Committee of the Board of Directors is responsible for executive compensation decisions as described above under "Board of Directors and Committees of the Board". During fiscal year 1997, the committee consisted of Mr Donagh McCarthy (Chairman) and Mr Michael A Quinn. Dr Farrell did not participate in discussions or decisions regarding his compensation package.


PERFORMANCE  GRAPH

Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Composite Index and the Standard & Poors Medical Products and Supplies Index for the period commencing June 2, 1995 (the date the Company's Common Stock commenced trading on the NASDAQ Stock Market) through June 30, 1998, assuming an investment of $100 on June 2, 1995.







                              [GRAPHIC  OMITTED]














                          June 2, 1995   June 30, 1995   June 30, 1996   June 30, 1997   June 30, 1998
                          -------------  --------------  --------------  --------------  --------------

ResMed Inc.               $      100.00  $       109.09  $       140.91  $       222.73  $       414.21
NASDAQ Composite          $      100.00  $       106.93  $       135.75  $       165.19  $       217.05
Standard & Poors Medical
  Products and Supplies   $      100.00  $       105.19  $       136.63  $       179.22  $       237.75



The NASDAQ Composite Index replaces the "NASDAQ U.S. and Foreign Index" previously used by the Company, as the latter index is no longer available to the Company.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers National Market System initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that during fiscal 1998 all of its directors and executive officers and persons who own more than 10% of the Company's Common Stock have complied with the reporting requirements of Section 16(a).

                           MATTERS TO BE ACTED UPON

1.          Election  of  Directors

     The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of directors constituting the full Board of Directors shall be five at the present time.

     The Board is divided into three classes. One such class is elected every year at the Annual Meeting of Stockholders for a term of three years. The class of directors whose term expires in 1998 has one member, Mr Michael A Quinn. Accordingly, one director is to be elected at the 1998 Annual Meeting of Stockholders, who will hold office until the 2001 Annual Meeting of Stockholders or until the director's prior death, disability, resignation or removal.

     The Board of Directors has nominated Mr Michael A Quinn for re-election as a director. Proxies are solicited in favor of this nominee and will be voted for him unless otherwise specified. If Mr Quinn becomes unable or unwilling to serve as director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

     Information  concerning  the nominee for director and the other directors who will continue in office after  the  Annual  Meeting  is  set  forth  below.



Name                        Age  Position with the Company

Peter C. Farrell(1)          56  President, Chief Executive Officer and Chairman of the Board of Directors
Christopher G. Roberts (2)   44  Executive Vice President and Director
Donagh McCarthy (2)(3)       51  Director
Gary W. Pace (1)             50  Director
Michael A. Quinn (3)(4)      51  Director

     (1)  Term  expires  2000
     (2)  Term  expires  1999
     (3)  Member  of  Audit  Committee  and  the  Stock  Option  and  Compensation  Committee
     (4)  Term  expires  1998

     Dr Farrell has been President and a director of the Company since its inception in June 1989 and Chief Executive Officer since July 1990. From July 1984 to June 1989, Dr Farrell served as Vice President, Research and Development at various subsidiaries of Baxter International, Inc. ("Baxter") and from August 1985 to June 1989, he also served as Managing Director of the Baxter Center for Medical Research Pty Ltd., a subsidiary of Baxter. From January 1978 to December 1989, he was Foundation Director of the Center for Biomedical Engineering at the University of New South Wales where he currently serves as a Visiting Professor. Dr Farrell, from 1992 to 1996, was a director of F.H. Faulding & Co. Limited, a pharmaceutical company based in South Australia with annual revenues over $1 billion. He holds a B.E. in chemical engineering with Honors from the University of Sydney, an S.M. in chemical engineering from the Massachusetts Institute of Technology, a Ph.D. in chemical engineering and bioengineering from the University of Washington, Seattle and a D.Sc. from the University of New South Wales. Dr Farrell was named 1998 San Diego Entrepreneur of the Year for Health Sciences.

     Dr Roberts joined the Company in August 1992 as Executive Vice President. He has been director of the Company since September 1992. He also served as a director of the Company from August 1989 to November 1990. From February 1989 to June 1992, Dr Roberts served in various positions, most recently as Vice President-Clinical and Regulatory Affairs, with medical device subsidiaries of Pacific Dunlop Limited, a large multinational manufacturing company. From January 1984 to December 1988, he served as President of BGS Medical Corporation, a medical device company which was acquired in September 1987 by Electro Biology Inc. ("EBI"), at which time he became Vice President-Clinical and Regulatory Affairs of EBI. Dr Roberts holds a B.E. in chemical engineering with Honors from the University of New South Wales, a M.B.A. from Macquarie University and a Ph.D. in biomedical engineering from the University of New South Wales.

     Mr McCarthy has been a director of the Company since November 1994. Since September 1996 he has been President of RMS Inc., an affiliate of Baxter Healthcare. From June 1993 until September 1996 he was the President of the North America Renal Division of Baxter. Mr McCarthy has held various positions  at  Baxter  since  1982,  including  that  of Vice President-Global
Marketing,  Strategy  and  Product  Development.    Mr  McCarthy  received  a
bachelor's degree in engineering from the National University of Ireland and a M.B.A. from the Wharton School, University of Pennsylvania.

     Dr Pace has been a director of the Company since July 1994. Dr Pace is President and Chief Executive Officer of RTP Pharma Corp. (formerly Research Triangle Pharmaceutical Ltd), a biopharmaceutical company working in the area of drug delivery, since November 1994. From January 1993 to September 1994, he was the founding President and Chief Executive Officer of Transcend Therapeutics Inc. (formerly Free Radical Sciences Inc.), a biopharmaceutical company. From September 1989 to January 1993, he was Senior Vice President of Clintec International, Inc., a Baxter/Nestle joint venture and manufacturer of clinical nutritional products. Dr Pace holds a B.Sc. with Honors from the University of New South Wales and a Ph.D. from the Massachusetts Institute of Technology.

     Mr Quinn, a director of the Company since September 1992, has been a management and financial consultant since February 1992. From July 1988 to January 1992, he served as Executive Chairman of Phoenix Scientific Industries Limited, a manufacturer of health care and scientific products. From July 1983 to June 1988, Mr Quinn was Managing Director and Company Secretary at Memtec Limited, an industrial membrane filtration company. He currently is a director of Heggies Bulkhaul Limited. Mr Quinn holds a B.Sc. in physics and applied mathematics and a B.Ec. from the University of Western Australia and a M.B.A. from Harvard University.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

The Board of Directors has two committees to assist in the management of the affairs of the Company the Stock Option and Compensation Committee and the Audit Committee. The Company does not have a standing Nominating Committee.

Stock  Option  and  Compensation  Committee

The Stock Option and Compensation Committee (the "Compensation Committee") currently consists of Messrs Donagh McCarthy (Chairman) and Michael A Quinn. The Compensation Committee administers the Company's 1995 Option Plan and 1997 Equity Participation Plan and has the authority to grant options under the latter plan. The Compensation Committee also makes recommendations regarding the compensation payable, including compensation under the Company's bonus plan, to the senior executive officers of the Company.

Audit  Committee

The Audit Committee currently consists of Messrs Michael A Quinn (Chairman) and Donagh McCarthy. This committee assists the Board in fulfilling its functions relating to corporate accounting and reporting practices and financial and accounting controls.

Compensation  Committee

The Compensation Committee met twice and the Audit Committee met four times during fiscal year 1998. These committees also met informally by telephone during the fiscal year as the need arose. The Board of Directors held four meetings during fiscal year 1998.

Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during such period and the total number of meetings held during such period by the committees of the Board of Directors on which that director served.

Each director, who is not an employee of the Company, received an annual fee of $10,000 for his service as a director during fiscal 1998. In addition, each director is reimbursed for his travel expenses for attendance at all such meetings. Directors of the Company who are not employees also hold and receive stock options under the Company's 1995 Option Plan and 1997 Equity Participation Plan.

Medical  Advisory  Committee

In addition the Company has an independent Medical Advisory Committee. The Medical Advisory Committee comprises leading physicians in sleep medicine who advise the board with respect to reviewing the Company's current and proposed product lines from a medical perspective.

     Vote

     The Director will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions or broker non-votes as to the election of the director will not affect the election of the candidate receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominee named above as a director. Although it is anticipated that the nominee will be able to serve as a director, should the nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

2. Approval of Amendment to Certificate of Incorporation Effecting Stock Split and Increasing the Authorized Number of Shares of Common Stock

     On August 7, 1998 and subject to the approval of the Company's stockholders, the Board of Directors of the Company approved an amendment to Article Fourth of the Company's Certificate of Incorporation (the "Amendment"). If approved by the Company's stockholders at the meeting, the Amendment would (i) effect a two-for-one stock split (the "Stock Split") of the outstanding shares of the Company's Common Stock, par value $0.004 per share, and (ii) increase the number of authorized shares of the Company's Common Stock par value $0.004 per share, from 15,000,000 to 50,000,000 shares.

     The Company's Certificate of Incorporation currently authorizes the Company to issue 15,000,000 shares of Common Stock, par value $0.004, and 2,000,000 shares of Preferred Stock, par value $0.01 per share, of which 150,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share have been reserved for issuance pursuant to the Rights Agreement dated as of April 23, 1997 between the Company and American Stock Transfer and Trust Company (the "Rights Agreement").

     As  of  the  record  date,  of  the 15,000,000 shares of Common Stock the
Company is presently authorized to issue, 7,326,873 shares were issued and outstanding, and an aggregate of approximately 2.55 million shares were reserved for issuance under the Company's 1995 Stock Option Plan and 1997 Equity Participation Plan. As of the record date, no shares of Preferred Stock or Series A Junior Participating Preferred Stock were outstanding. On September 8, 1998, the closing sales price of the Company's Common Stock on the NASDAQ Stock Market was $44.25 per share.

     Principal  Purposes  and  Effects  of  the  Stock  Split

     The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock resulting from the Stock Split would place the market price of the Company's Common Stock in a range more attractive to the financial community and the investing public and may result in a broader market for the Company's Common Stock than that which currently exists. The decreased price level resulting from the Stock Split may encourage and facilitate trading in the Company's Common Stock and possibly promote greater liquidity for the Company's stockholders.

     The Stock Split would double the number of issued and outstanding shares of the Company's Common Stock. Following the Stock Split and based on the number of shares outstanding as of the Record Date, the number of shares of the Company's outstanding Common Stock would increase to 14,653,746 shares. The Stock Split would not change the equity interests of the stockholders in the Company and would not affect the relative rights of any stockholder or result in a dilution or diminution of any stockholder's proportionate interest in the Company. Since the Stock Split would result in each stockholder's interest being represented by a greater number of shares, it is possible that higher brokerage commission might be payable after the Stock Split upon a sale or transfer of a stockholder's same relative interest in the Company's Common Stock because that interest would be represented by a greater number of shares.

     As a result of the Amendment, the number of shares issuable under the Company's 1997 Equity Participation Plan as well as the number of shares issuable upon the exercise of outstanding options under the 1995 Stock Option Plan and the 1997 Equity Participation Plan would be proportionately adjusted to reflect the Stock Split. The exercise price of all outstanding options would also be proportionately adjusted to reflect the Stock Split.

Also as a result of the Amendment, the Rights Agreement provides for an automatic adjustment in the Rights which attach to the outstanding shares of Common Stock (and to the shares of Common Stock issuable after the Stock
Split)  to  give  effect  to  the  Stock  Split.

The Amendment would not affect the number of shares of Preferred Stock or Series A Junior Participating Preferred Stock which the Company is authorized to issue and would not adjust the $0.004 par value of the Company's Common Stock. Upon effectiveness of the Stock Split, however, an amount equal to the par value of the shares of Common Stock issued as a result of the Stock Split would be transferred for financial accounting purposes from the Company's additional paid-in capital account to the Company's paid-in capital account.

     Tax  Consequences

     The Company has been advised by its tax advisors that, under current federal income tax laws, a stockholder's receipt of additional shares of the Company's Common Stock as a result of the Stock Split would not constitute taxable income to the stockholder; that the cost or other tax basis to a stockholder of each share of the Company's Common Stock held immediately prior to the Stock Split would be divided equally between the corresponding two shares of the Company's Common Stock held immediately after the Stock Split; and that the holding period for each of the two shares of the Company's Common Stock held immediately after the Stock Split would include the period for which the corresponding one share of Common Stock was held prior to the Stock Split. The laws of jurisdictions other than the United States may impose income taxes on the receipt by stockholder of additional shares of Common Stock resulting from the Stock Split. Stockholders should consult their own tax advisors as to the federal state, local and foreign tax effects of the Stock Split in light of their individual circumstances.

     Principal Purposes and Effects of the Increase in the Authorized Number of Shares of Common Stock

     The Board of Directors believes that the increase in the authorized number of shares of the Company's Common Stock from 15,000,000 to 50,000,000 shares is necessary to provide the Company with (i) authority to issue a number of shares sufficient to effect the Stock Split and (ii) a reserve for shares to be issued under the Company's stock option and other stock related incentive and benefit plans and in connection with any future stock dividends or stock splits, financing, acquisitions, management incentive or employee benefit plans and for other general corporate purposes. No further action by stockholders would be necessary prior to the issuance of additional shares of the Company's Common Stock except as may be required by law or by the applicable regulations of the NASDAQ Stock Market.

The existence of additional authorized shares of Common Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Company is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management, nor is the Company aware of any person having made any offer to acquire the voting stock or assets of the Company.

     The Board of Directors has no present plans for issuing any of the additional shares of Common Stock which would be authorized by the Amendment except as would be required in connection with the Stock Split and as would be required in connection with Common Stock presently reserved for issuance and exercise under the Company's 1995 Stock Option Plan and 1997 Equity Participation Plan.

     The proposed additional shares of Common Stock would be a part of the existing class of the Company's Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

     Delivery  of  Additional  Share  Certificates

     The Amendment would become effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment to the Company's Certificate of Incorporation. If the Amendment is approved by the required vote of the Company's stockholders, the Company intends to file the Certificate of Amendment as soon as practicable after such approval is obtained and expects that the filing would be made on or about November 6, 1998. Each stockholder of record as of the close of business on the date of such filing (the
"Effective Date") would receive as soon as practicable after the Effective Date an additional stock certificate representing one additional share of the Company's Common Stock for each share of the Company's Common Stock held by such stockholder as of the Effective Date. For example, if a stockholder owned 100 shares of the Company's Common Stock on the Effective Date, the Company would mail to the stockholder a share certificate for 100 additional shares and the stockholder would then be the owner of 200 shares of the Company's Common Stock. The Company's stockholders would retain the stock certificates issued to them prior to the Effective Date, and those certificates would continue to represent the number of shares evidenced thereby. CERTIFICATES SHOULD NOT BE RETURNED TO THE COMPANY OR ITS TRANSFER AGENT.

     Amendment  to  the  Certificate  of  Incorporation

     If the Amendment is approved by the stockholders at the Annual Meeting of Stockholders, Article Fourth of the Company's Certificate of Incorporation, as amended, would read in full as follows:

"FOURTH:     a)     The Corporation shall be authorized to issue the following shares  of  Capital  Stock:

                    Class                   Number of Shares         Par Value

                    Common  Stock          50,000,000                   $0.004

                    Preferred  Stock        2,000,000                    $0.01

     b) The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

     The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of the dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record sate for the first dividend payment shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of the holders of the shares of the particular series to convert the same into share of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All shares of Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as herinabove provided or as fixed herein.

Upon filing in the Office of the Secretary of State of the State of Delaware of this Amendment to the Certificate of Incorporation, each currently issued and outstanding share of Common Stock, par value $0.004 per share of the Corporation shall be converted into two (2) shares of validly issued, fully paid and non-assessable Common Stock, par value $0.004 per share of the Corporation, and at the close of business on such date, each holder of record of Common Stock shall, without further action, be and become the holder of one additional share of Common Stock for each share of Common Stock held of record immediately prior thereto."

Required  Vote

The affirmative vote of a majority of the Company's outstanding shares of Common Stock present or represented and entitled to vote at the 1998 Annual Meeting of Stockholders is required to approve the Amendment to Certificate of

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

Incorporation effecting the Stock Split and increase in the number of authorized shares. Abstentions as to this Proposal 2 will be treated as votes against the Amendment to the Certificate. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2, and thus will not be counted as votes for or against the Amendment to the Certificate. Unless instructed to the contrary properly executed Proxies will be voted FOR Proposal 2. Your Board of Directors recommends a vote FOR approval of the amendment to effect the Stock Split and increase the authorized number of shares of Common Stock.

3.          Ratification  of  Selection  of  Auditors

     The Board of Directors, following the recommendation of the Audit Committee, has selected the independent public accounting firm of KPMG Peat Marwick LLP as the auditors to examine the consolidated financial statements of the Company for fiscal year 1999. The proxies solicited on behalf of the Board of Directors will be voted to ratify selection of that firm unless otherwise specified.

     KPMG Peat Marwick LLP has served as the independent auditors for the Company since 1994. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

4.          Other  Business

     The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

The  Company  expects  to  hold  the  1999  Annual  Meeting of Stockholders on
November 8, 1999. New Securities and Exchange Commission rules regarding stockholder proposals became effective on June 29, 1998. If a stockholder wishes to present a proposal at the 1999 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company on or before June 3, 1999, to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Stockholders. Pursuant to these new rules if the Company has not received notice on or before August 20, 1999 of any matter a stockholder intends to propose for a vote at the 1999 Annual Meeting of Stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

By  Order  of  the  Board  of  Directors



Walter  Flicker
Secretary

Dated:  September  25,  1998

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



    THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 RESMED INC.

 PROXY FOR 1998 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 1998

The undersigned stockholder of ResMed Inc., a Delaware corporation, hereby appoints each of Norman W. DeWitt and Walter Flicker, with full power to act without the other and to appoint his substitute, as Proxy and attorney-in-fact and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all the shares of voting stock of ResMed Inc., held of record by the undersigned on September 8, 1998, at the 1998 Annual Meeting of Stockholders to be held on November 6, 1998, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is executed and no direction is made, this proxy will be voted "FOR" the nominee listed under proposal 1, "FOR" proposals 2 and 3 and as the Proxy deems advisable on such other matters as may properly come before the meeting.

A majority of the proxies or substitutes who shall be present and shall act at said meeting or any adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

                    PLEASE COMPLETE, DATE, SIGN AND RETURN
                           IN THE ENCLOSED ENVELOPE

                        (TO BE SIGNED ON REVERSE SIDE)

[    X    ]          Please  mark  your  votes  as
     in  this  example


                                  FOR all     WITHHOLDING AUTHORITY
                                  nominees    for only the following nominees
1.  Election of
    Director                         [   ]    [   ]   Mr Michael A Quinn


2.  Approval of Amendment to                    FOR   AGAINST  ABSTAIN
    Certificate of Incorporation
    Effecting Stock Split and                  [   ]   [   ]    [   ]
    Increasing the Authorized
    Number of Shares of Common
    Stock


                                                FOR   AGAINST  ABSTAIN

3.  Ratification of KPMG Peat Marwick LLP      [   ]  [   ]    [   ]
    as the auditors to examine the financial statements of the Company for fiscal year 1999.




The undersigned acknowledge receipt of the Notice of Meeting and Proxy Statement dated September 25, 1998 and the 1998 Annual Report of the Company.



SIGNATURE(S): _______________________    DATE: ________________

SIGNATURE(S): _______________________    DATE: _________________




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